Exhibit 10.1
Second Amendment to the Equity Office Properties Trust
2003 Share Option and Share Incentive Plan

     WHEREAS, Equity Office Properties Trust (the “Company”) has adopted the Equity Office Properties Trust 2003 Share Option and Share Incentive Plan (the “2003 Plan”), and has reserved the right to amend the 2003 Plan; and
     WHEREAS, the Compensation Committee of the Board of Trustees of the Company (the ”Committee”) is authorized to amend the 2003 Plan; and
     WHEREAS, the Committee approved and adopted the First Amendment to the 2003 Plan effective as of September 20, 2003; and
     WHEREAS, the Committee has approved and adopted this second amendment to the 2003 Plan;
     NOW THEREFORE, the Company amends the 2003 Plan, effective December 15, 2005, in the following respects:
     The first sentence of Section 15.2.4. “Settlement of Performance Awards; Other Terms” is amended in its entirety to read as follows:
Settlement of such Performance Awards shall be in Shares or, in the discretion of the Chief Executive Officer and the Executive Vice President – Human Resources of the Company, in cash.
     IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized officer of the Company, this 15th day of December, 2005.

EQUITY OFFICE PROPERTIES TRUST
By:	/s/ Stanley M. Stevens
	Name:	Stanley M. Stevens
	Title:	Executive Vice President, Chief Legal Counsel and Secretary